UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2003 (December 10, 2003)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-41863	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1202
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On December 10, 2003, National Health Investors, Inc. announced its fourth quarter common dividend and a special dividend. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By:/s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: December 10, 2003

Exhibit Index

Number	Exhibit
99	Press release, dated December 10, 2003.

EXHIBIT 99

For Release: Dec. 10, 2003

Contact: Gerald Coggin, VP of Investor Relations

Phone: (615) 890-9100

NHI to pay 40 cent regular dividend and 10 cent special dividend

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI and NHIPr) announced today that it will pay a fourth quarter regular dividend of 40 cents per common share and a special dividend of 10 cents per common share to shareholders of record on Dec. 30 and payable on Jan. 30. The special dividend is necessary to cause dividends for the year to equal estimated taxable income.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common and preferred stocks of the company trade on the New York Stock Exchange with the symbols NHI and NHIPr respectively. Additional information including NHI's most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgement as of the date of this release.